UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 6, 2023

Galaxy Gaming, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

000-30653	20-8143439
(Commission File Number)	(I.R.S. Employer Identification No.)

6480 Cameron Street Suite 305

Las Vegas, Nevada 89118

(Address of principal executive offices)

(702) 939-3254

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report

_______________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange on Which Registered
Common Stock	GLXZ	OTCQB marketplace

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Act of 1934 (§240.12b-2 of this chapter).

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01	Entry into a Material Definitive Agreement

On November 6, 2023, Galaxy Gaming, Inc. (the “Company”), entered into an Employment Agreement, effective November 13, 2023 between the Company and Matt Reback, the Company’s newly hired President and Chief Executive Officer. The Agreement, among other things (i) sets the term for the period from November 13, 2023, through November 13, 2026; (ii) provides for base compensation of $350,000 per year; (iii) provides for bonuses and a minimum guaranteed bonus for 2024; (iv) provides for other benefits for Mr. Reback; and, (v) provides for a grant of base options to purchase 400,000 shares of Employer’s restricted common stock with a strike price equal to the price per share of Employer’s common stock as reported on OTC Markets on the date such option is granted, which option will vest as follows: (a) as to the first 100,000 shares of stock, on November 13, 2024, (b) as to the next 100,000 shares of stock, on November 13, 2025, (c) as to the next 100,000 shares of stock, on November 13, 2026, and (d) as to the next 100,000 shares of stock, on November 13, 2027 all pursuant to the terms of a Stock Option Grant Agreement by and between Employer and Employee; and, (vi) provides for Employee to be eligible to earn certain additional Long-Term Incentive Stock Grants based on achievement of certain business performance criteria as established by the Board. The Long-Term Incentive Stock Grants shall be broken down into three segments including Personal Performance Targets, Business Target I and Business Target II.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 6, 2023, the Company and Matt Reback, the Company’s President and Chief Executive Officer, effective November 13, 2023, entered into an Employment Agreement in the manner described in Item 1.01. The terms and conditions of the agreement are described under Item 1.01.

(c) Election of Officer

On and as of November 6, 2023, the Board of Directors of Galaxy Gaming, Inc., a Nevada corporation (the “Company”), appointed Mr. Matt Reback as President and Chief Executive Officer. Mr. Reback will join Galaxy on November 13, 2023. The Company intends to work through a brief transition with Mr. Todd Cravens, the current President and Chief Executive Officer, and expects Harry Hagerty to serve as an interim President and Chief Executive Officer should such a need arise.

Item 8.01 Other Events

On November 6, 2023, the Company issued a press release announcing the election of Mr. Reback as President and Chief Executive Officer, the transition with current President and Chief Executive Officer, Mr. Cravens, and the appointment of Mr. Hagerty as an interim President and Chief Executive Officer should the need arise.

Item 9.01. Exhibits.

d) Exhibits

Exhibit Number	Description of Exhibit

10.1	Employment Agreement Dated November 6, 2023, between the Company and Matt Reback
99.1	Galaxy Gaming, Inc. Press Release dated November 6, 2023, announcing the hiring of Matt Reback to become President and CEO
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Signature Page Follows

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 6, 2023

GALAXY GAMING, INC.

By:	/s/ Harry C. Hagerty
Harry C. Hagerty
Chief Financial Officer